UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2011

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2011, Mark Westgate agreed that he would resign from his position as Vice President and Chief Financial Officer of Apricus Biosciences, Inc. (the “Company”), effective as of June 2, 2011 (the “Separation Date”).

In connection with Mr. Westgate’s resignation, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Westgate, pursuant to his Amended and Restated Employment Agreement, dated as of June 15, 2009, as amended (the “Prior Agreement”) which, subject to his non-revocation of a general release of claims, Mr. Westgate is entitled to receive severance payments in the form of salary continuation through May 8, 2012 at a bi-weekly rate of $9,038.46 payable in regular installments in accordance with the Company’s usual payroll practices.  Additionally, the Company will pay to Mr. Westgate all compensation and accrued vacation time owed through the Separation Date under the Prior Agreement.   All of Mr. Westgate’s outstanding but unvested equity awards granted by the Company, will vest immediately upon the expiration of Mr. Westgate’s seven-day revocation period set forth in the Separation Agreement.

The above description is qualified in its entirely by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report.

On May 30, 2011, the Company appointed Steve Martin as the Senior Vice President and Chief Financial Officer, effective June 2, 2011.

In connection with Mr. Martin’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Martin pursuant to which Mr. Martin will receive an annual base salary of $260,000 per year (“Base Salary”) and an annual bonus equal to 35% of the Base Salary.  In addition, Mr. Martin has been granted an option to purchase 150,000 shares of common stock of the Company at the fair market value on the date of grant and will be eligible for a nine months severance payment if he is terminated by the Company Without Cause or Resigns for Good Reason (both as defined in the Employment Agreement) plus an acceleration in vesting of any stock options or restricted stock he has outstanding at that time.

The above description is qualified in its entirely by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Description

10.1	Separation Agreement by and between the Company and Mark Westgate, dated June 1, 2011
10.2	Employment Agreement by and between the Company and Steven Martin, dated June 1, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2011	Apricus Biosciences, Inc.
	By:	/s/ RANDY BERHOLTZ
Randy Berholtz
Executive Vice President, General Counsel and Secretary